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                                     BY-LAWS

                                       of

                             PHIBRO CHEMICALS, INC.

                            (a New York Corporation)




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                                    ARTICLE I

                                  Shareholders

     SECTION 1. Place of Meetings. Meetings of shareholders shall be held at such place, either within or without the State of New York, as shall be designated from time to time by the Board of Directors.

     SECTION 2. Annual Meetings. Annual meetings of shareholders shall be held on such date of each year and at such time as shall be designated from time to time by the Board of Directors. At each annual meeting the shareholders shall elect a Board of Directors by plurality vote and transact such other business as may properly be brought before the meeting.

     SECTION 3. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or by the President or the holders of a majority of the shares of capital stock of the Corporation entitled to vote at such meeting.

     SECTION 4. Notice of Meetings. Written notice of each meeting of the shareholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each shareholder entitled to vote at the meeting at least ten, but not more than fifty, days prior to the meeting.


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Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.

     SECTION 5. Quorum; Adjournments of Meetings. The holders of a majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

     SECTION 6. Voting. At any meeting of the shareholders every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the corporation. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all corporate action, other than the election of directors, to be taken by vote of the shareholders shall be authorized by a majority of the votes cast at such meeting by the holders of shares entitled to vote thereon, a quorum being present.

     SECTION 7. List of Shareholders. At least ten (10) days before every meeting of shareholders, a list of the shareholders (including their addresses) entitled to vote at the meeting and their record holdings as of the record date shall be open for examination by any shareholder, for any purpose germane to the meeting, during ordinary business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be kept at and throughout the meeting.

     SECTION 8. Inspectors of Election. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of shareholders, shall have power to appoint one or more persons to act as inspectors of


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election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

     SECTION 9. Chairman of Meetings. The Chairman of the Board, if any, or, in his absence, the President shall preside at all meetings of the shareholders. In the absence of both the Chairman of the Board and the President, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as chairman of the meeting.

     SECTION 10. Secretary of Meetings. The Secretary of the corporation shall act as secretary of all meetings of the shareholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

     SECTION 11. Consent of Shareholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy and shall be delivered to the Corporation in accordance with the laws of the State of New York. Every written consent shall bear the date of signature of each shareholder signing the consent. In no event shall any corporate action referred to in any consent be effective unless written consents signed by a sufficient number of shareholders to take action are duly delivered to the Corporation within fifty (50) days of the earliest dated consent delivered in accordance with the laws of the State of New York. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing, but who were entitled to vote on the matter.

                                   ARTICLE II


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                               Board of Directors

     SECTION 1. Number of Directors. The number of directors constituting the entire board shall be at least three, except that whenever all shares of the corporation's stock are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. The number of directors may be reduced or increased from time to time by action of a majority of the entire Board, but no decrease may shorten the term of an incumbent direc tor. When used in these By-laws, the phrase "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

     SECTION 2. Election and Term. The first Board shall be elected by the incorporator of the Corporation and the directors shall hold office until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Thereafter, except as otherwise provided by law or by these By-Laws, the directors shall be elected at the annual meeting of the shareholders and the persons receiving a plurality of the votes cast shall be so elected. Subject to his earlier death, resignation or removal as provided in
Section 3 of this Article II, each director shall hold office until his successor shall have been duly elected and shall have qualified.

     SECTION 3. Removal. A director may be removed at any time, with or without cause, by action of the Board or the stockholders.

     SECTION 4. Vacancies. Whenever any vacancy shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, it may be filled by the vote of a majority of directors then in office, although less than a quorum exists, or by the affirmative vote of the holders of stock of the corporation which would be entitled to elect a director to fill such vacancy at an annual meeting of shareholders.

     SECTION 5. First Meeting. The first meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting


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of shareholders or any adjournment thereof at the place the annual meeting of shareholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors, other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.

     SECTION 7. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, if any, the President, the Secretary or any director. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

     SECTION 8. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, if any, or, in his absence, the President. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the corporation shall act as secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

     SECTION 9. Quorum; Vote. Not less than a majority of the members of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business, and the affirmative vote of not less than a majority of the members of the entire Board of Directors shall be necessary and required for the transaction of business or of any specified item of business.

     SECTION 10. Action Without Meeting; Telephonic Meetings. Any action required or permitted to be taken by the Board of


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Directors may be taken without a meeting if all members of the Board of
Directors consent in writing to the adoption of a resolution or resolutions authorizing the action, which resolution or resolutions, and the written consent thereto by the members of the Board of Directors, shall be filed with the minutes of the proceedings of the Board of Directors. Any one or more members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


                                   ARTICLE III

                                    Officers

     SECTION 1. General. The Board of Directors may elect the officers of the corporation, which shall include a President, a Secretary and a Treasurer and such other or additional officers (including, without limitation, a Chairman of the Board, one or more Vice-Chairmen, Vice-Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors may designate.

     SECTION 2. Term of Office; Removal and Vacancy. Each officer shall hold his office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified, or until his earlier resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

     SECTION 3. Powers and Duties. Each of the officers of the corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be conferred upon him by the Board of Directors. Unless otherwise ordered by the Board of Directors after the adoption of these By-Laws, the President shall be the chief executive officer of the corporation and the chief operating officer of the corporation.


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     SECTION 4. Power to Vote Stock. Unless otherwise ordered by the Board of
Directors, the Chairman of the Board and the President each shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of shareholders of any corporation in which this corporation may hold stock, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the corporation in connection with the exercise by the corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.


                                   ARTICLE IV

                                     Shares

     SECTION 1. Certificates of Stock. Certificates representing shares of stock of the corporation shall be in such form complying with the applicable statute as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice-Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

     SECTION 2. Transfer of Stock. Shares of capital stock of the corporation shall be transferable on the books of the corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the corporation or its agents may require.

     SECTION 3. Ownership of Stock. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such


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shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

     SECTION 4. Record Date (a) The Board may fix a record date for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof. The record date fixed for such purpose shall not precede the date upon which the resolution fixing the record date is adopted by the Board and shall not be more than fifty (50) days nor less than ten (10) days before the date of such meeting. If the Board does not fix a record date for such purpose, the record date for such purpose shall be at the close of business on the day next preceding the day on which notice is given and, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               (b) The Board may fix a record date for the purpose of determining shareholders entitled to consent to action in writing in lieu of a meeting. The record date fixed for such purpose shall not precede the date upon which the resolution fixing the record date is adopted by the Board and shall not be more than ten (10) days after the adoption of such resolution fixing the record date. If the Board does not fix a record date, the record date for the purpose of determining shareholders entitled to consent to action in writing in lieu of a meeting when no prior action by the Board is required by the laws of the State of New York or these By-laws, the record date for such purpose shall be the first date on which a signed written consent with respect to the action taken or proposed to be taken is delivered to the Corporation in accordance with the laws of the State of New York. If the Board does not fix a record date and prior action by the Board is required by the laws of the State of New York or these Bylaws, the date for determining shareholders entitled to consent to action in writing in lieu of a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

               (c) The Board may fix a record date for the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the purpose of any other action. The record date fixed for such purpose shall not precede the date upon which the resolution fixing


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          the record date is adopted and shall be no more than fifty (50) days prior to such action. If the Board does not fix a record date, the record date for determining the shareholders for any such purpose shall be at the close of business on the date on which the Board adopts the resolution relating thereto.


                                    ARTICLE V

                                  Miscellaneous

     SECTION 1. Corporate Seal. The seal of the corporation shall be circular in form and shall contain the name of the corporation and the year and state of incorporation.

     SECTION 2. Fiscal Year. The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the corporation.


                                   ARTICLE VI

                                 Indemnification

     SECTION 1. Limitation of Certain Liability of Directors. To the fullest extent permitted by the laws of the State of New York, a director of the Corporation shall not be liable to the Corporation or the shareholders for monetary damages for breach of fiduciary duty as director.

     SECTION 2. Indemnification and Insurance. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director,


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officer, employee or agent, shall be indemnified and held harmless by the
Corporation to the fullest extent authorized by the laws of the State of New York, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that if the laws of the State of New York require, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 2 or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

               (b) If a claim under paragraph (a) of this Section 2 is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any


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          such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the laws of the State of New York for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the laws of the State of New York, nor an actual determination by the Corporation (including the Board's independent legal counsel, or the shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     SECTION 3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses conferred in this Article VIII shall not be deemed exclusive of any other right to which any person seeking indemnification or payment of expenses may be entitled under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of the State of New York.


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                                   ARTICLE VII

                                    Amendment

     The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the corporation subject to the power of the shareholders to amend or repeal the By-Laws made or altered by the Board of Directors.

                                    * * * * *


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